Exhibit 99.1

Osiris Therapeutics Reports First Quarter 2007 Financial Results

BALTIMORE,  Maryland - May 14, 2007 - Osiris Therapeutics, Inc. (NASDAQ:OSIR), a leading stem cell therapeutic company focused on developing and marketing products to treat medical conditions in the inflammatory, orthopedic and cardiovascular areas, announced today its results for the first quarter ended March 31, 2007.

First Quarter Highlights

–                 Received FDA clearance to initiate Phase III trial for Crohn’s Disease

–                 Received FDA Fast Track Status for Prochymal to treat Crohn’s Disease

–                 Prochymal received European Orphan Drug Designation for Graft vs. Host Disease

–                 Chondrogen demonstrated safety and preliminary signs of arthritis improvement in Phase I/II study

–                 Provacel demonstrated safety and efficacy in clinical trial treating heart attack patients

–                 Completed facility expansion for Osteocel®

“Osiris continues to execute its mission to develop and commercialize stem cell therapeutics,” said C. Randal Mills, Ph.D., President and CEO of Osiris. “During 2007, we have the opportunity to advance multiple products through the development process and better position the Company for drug approval and distribution in markets around the world.”

Financial Highlights for First Quarter 2007

Sales of Osteocel were $2.0 million in the first quarter of 2007 compared to $1.1 million in the prior year’s first quarter. Other revenues were $0.3 million for both the first quarter of 2007 and 2006. Osiris reported a net loss of $11.5 million for the first quarter of 2007 compared to a net loss of $5.1 million for the first quarter of 2006. Research and development expenses were $11 million for the first quarter of 2007 compared to $4.4 million for the first quarter of 2006. The 2007 first quarter loss was largely the result of the advancement of the company’s clinical trials and the impact of the testing and qualification of its newly expanded Osteocel manufacturing facility. At the end of the first quarter Osiris had cash and short-term investments of $29.5 million.

General and administrative (G&A) expenses were $1.5 million for the first quarter of 2007 compared to $1.1 million for the first quarter of 2006. The increase in G&A expenses for the first quarter of 2007 was in part driven by costs to support business growth, and costs associated with becoming a public company.  Share-based employee compensation expense recorded for the first quarter of 2007 was $0.2 million compared to $0.1 million for the comparable period in 2006. Net interest expense was $0.3 million for the first quarter of 2007 compared to $0.5 million in the first quarter of 2006.

Web Cast and Conference Call

The Company has scheduled a web cast and conference call to discuss its financial results today, May 14th, at 8:30 AM EDT. To access the web cast, visit the Investor Relations section of the company’s website at http://investor.osiris.com/events.cfm. Alternatively, callers may participate in the conference call by dialing (877) 704-5379 (U.S. participants) or (913) 312-1293 (international participants).

A replay of the conference call will be available approximately two hours after the completion of the call through May 28, 2007. Callers can access the replay by dialing (888) 203-1112 (U.S. participants) or (719) 457-0820 (international participants). The audio replay passcode is 5538451. To access a replay of the webcast, visit the Investor Relations section of the company’s website at http://investor.osiris.com/events.cfm.

About Osiris Therapeutics

Osiris Therapeutics, Inc. is a leading stem cell therapeutic company focused on developing and marketing products to treat medical conditions in the inflammatory, orthopedic and cardiovascular areas. Osiris currently markets and sells OSTEOCEL® for regenerating bone in orthopedic indications. PROCHYMAL™ is in Phase III clinical trials and is the only stem cell therapeutic currently designated by FDA as both an Orphan Drug and Fast Track product. The company’s pipeline of internally developed biologic drug candidates under evaluation also includes CHONDROGEN™ for regenerating cartilage in the knee, and PROVACEL™, for repairing heart tissue following a heart attack. Osiris is a fully integrated company, having developed stem cell capabilities in research and development, manufacturing, marketing and distribution. Osiris has developed an extensive intellectual property portfolio to protect the company’s technology in the United States and a number of foreign countries including 47 U.S. and 167 foreign patents owned or licensed. More information can be found on the company’s website, www.Osiris.com. (OSIR-G)

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “ongoing,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Examples of forward-looking statements include, but are not limited to, statements regarding the following: our product development efforts; our clinical trials and anticipated regulatory requirements; the success of our product candidates in development; status of the regulatory process for our biologic drug candidates; implementation of our corporate strategy; our financial performance; our product research and development activities and projected expenditures, including our anticipated timeline and clinical strategy for MSCs and biologic drug candidates; our cash needs; patents and proprietary rights; ability of our potential products to treat disease; our plans for sales and marketing; our plans regarding our facilities; types of regulatory frameworks we expect will be applicable to our potential products; and results of our scientific research. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Our actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the section entitled “Risk Factors” in our Annual Report on Form 10-K filed with the United States Securities and Exchange Commission. Accordingly, you should not unduly rely on these forward-looking statements. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to reflect the occurrence of unanticipated events.

For additional information, please contact Erica Elchin at 443.545.1834.

OSIRIS THERAPEUTICS, INC.
Condensed Balance Sheets
Amounts in thousands

	March 31,	December 31,
	2007	2006
	(unaudited)
Assets
Current assets:
Cash	$1,892	$714
Short-term investments	27,629	38,467
Accounts receivable	188	1,596
Inventory and other current assets	1,623	2,858
Total current assets	31,332	43,635

Property and equipment, net	4,384	3,942
Restricted cash	291	297
Deferred financing costs, net	507	567
Other assets	563	727
Total assets	$37,077	$49,168

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$7,593	$8,339
Note payable, current portion	33	49
Capital lease obligations, current portion	1,155	1,129
Deferred revenue, current portion	952	952
Total current liabilities	9,733	10,469

Note payable, net of current portion	25,000	25,000
Capital lease obligations, net of current portion	595	895
Deferred revenue, net of current portion	159	397
Long-term interest payable and other liabilities	1,221	1,120
Total liabilities	36,708	37, 881

Stockholders’ equity:
Common stock, $.001 par value, 90,000 shares authorized 27,468 and 27,321 shares outstanding in 2007 and 2006	27	27
Additional paid-in-capital	199,346	198,763
Accumulated deficit	(199,004)	(187,503)
Total stockholders’ equity	369	11,287
Total liabilities and stockholders’ equity	$37,077	$49,168

OSIRIS THERAPEUTICS, INC.
Condensed Statements of Operations
(Unaudited)
Amounts in thousands, except per share data

	Three Months Ended March 31,
	2007	2006
Revenues:
Product Sales	$2,000	$1,105
Cost of goods sold	901	489
Gross profit	1,099	616

Revenue from collaborative research licenses and royalties	279	295

Operating expenses:
Research and development	11,030	4,368
General and administrative	1,506	1,138
Total operating expenses	12,536	5,506

Loss from operations	(11,158)	(4,595)

Interest expense, net	(343)	(526)

Net loss	$(11,501)	$(5,121)

Basic and diluted net loss per share	$(0.42)	$(0.56)

Weighted Average Common Shares (basic and diluted)	27,372	9,134

OSIRIS THERAPEUTICS, INC.
Condensed Statements of Cash Flows
(Unaudited)
Amounts in thousands

	Three Months Ending March 31,
	2007	2006

Cash flows from operations:
Net loss	$(11,501)	$(5,121)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	428	326
Non cash share-based payments	529	87
Non cash interest expense	60	623
Changes in operating assets and liabilities:
Accounts receivable	1,408	(397)
Inventory and other current assets	1,235	(512)
Other assets	164	1
Accounts payable and accrued expenses	(746)	1,325
Deferred revenue	(238)	(238)
Long-term interest payable and other liabilities	100	(30)
Net cash used in operations:	(8,561)	(3,936)

Cash flows from investing activities:
Purchases of property and equipment	(870)	(171)
Proceeds from sale of short-term investments	10,839	4,700
Purchase of short-term investments	—	—
Net cash provided by investing activities	9,969	4,529

Cash flows from financing activities:
Principal payments on capital lease obligations and notes payable	(290)	(264)
Restricted cash	6	6
Proceeds from notes payable	—	—
Proceeds from the issuance of common stock	54	102
Payment of debt financing costs	—	—
Net cash used in financing activities	(230)	(156)

Net increase in cash	1,178	437
Cash at beginning of period	714	597

Cash at end of period	$1,892	$1,034